UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 1, 2005

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-24843	47-0810385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Farnam Street, Suite 400 Omaha, Nebraska (Address of principal executive offices)	68102 (Zip Code)

(402) 444-1630

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Admiral James O. Ellis, Jr. was elected to the Board of Directors of America First Companies L.L.C., the general partner of the general partner of the Registrant, effective January 1, 2005 at the September 21, 2004 meeting of the Board of Directors.

Admiral Ellis recently retired as Commander, United States Strategic Command, Offutt Air Force Base. He was responsible for the global command and control of the U.S. strategic forces to meet decisive national security objectives. USSTRATCOM provides a broad range of strategic capabilities and options for the President and Secretary of Defense. Admiral Ellis is a graduate of the U.S. Naval Academy and was designated a Naval Aviator in 1971 and has held a variety of sea and shore assignments since 1972. He holds Master of Science degrees in Aerospace Engineering and in Aeronautical Systems. He is a native of South Carolina.

Admiral Ellis has not yet been appointed to any committees of the Board of Directors. There are no arrangements or understandings between Admiral Ellis and any other persons pursuant to which Admiral Ellis was selected as a director. There have been no transactions since the beginning of the Registrant’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Registrant or any of its subsidiaries was, or is to be, a party in which Admiral Ellis, or any member of his immediate family, had, or will have, a direct or indirect material interest

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
By America First Capital Associates Limited Partnership Two, General Partner of the Partnership

By America First Companies L.L.C., General Partner of America First Capital Associates Limited Partnership Two

Date: January 5, 2005

/s/ Lisa Y. Roskens

Lisa Y. Roskens Chief Executive Officer